Exhibit 10.1

MANULIFE FINANCIAL CORPORATION

GLOBAL SHARE OWNERSHIP PLAN

January 1, 2001

Amended and Restated effective as of June 1, 2018

TABLE OF CONTENTS

	SECTION 1. PURPOSE AND EFFECTIVE DATE
1.1	Purpose	1

1.2	Effective Date	1

	SECTION 2. INTERPRETATIONS AND DEFINITIONS

2.1	Definitions	1

2.2	Sections and Headings	4

2.3	Extended Meanings	4

2.4	Applicable Law	4

2.5	Successors and Assigns	4

2.6	Nontransferability: Beneficiaries	4

	SECTION 3. ELIGIBILITY AND ENROLMENT

3.1	Employees Eligible	5

3.2	Enrolment Form	5

3.3	Transferred Employees	5

	SECTION 4. CONTRIBUTIONS

4.1	Regular Contributions	6

4.2	Change in Amount of Contributions	6

4.3	Special Contributions	6

4.4	Payment of Contributions to Plan Administrator	6

4.5	Market Place and Terms of Purchase of Common Shares	7

4.6	Allocation of Common Shares Purchased	7

4.7	Dividends Reinvested	7

4.8	Commissions	7

4.9	Currency Conversion	7

SECTION 5.

REGISTRATION AND VOTING OF COMMON SHARES		8
5.1	Registration

5.2	Voting	8

	SECTION 6.

	WITHDRAWALS FROM PERSONAL ACCOUNT

6.1	Withdrawals	8

6.2	Permitted Withdrawals	8

6.3	Notice of Withdrawal	8

6.4	Currency Conversion	8

6.5	Suspension of Employer Contribution	9

	SECTION 7.

	TERMINATION OF PARTICIPATION

7.1	Effect of Employment Termination of Participation in the Plan or Employment	9

7.2	Compulsory Sale	9

	SECTION 8.

	AMENDMENT AND TERMINATION OF PI AN

8.1	Company May Amend or Terminate Plan	10

8.2	Distribution Upon Termination	10

	SECTION 9.

	ADMINISTRATION

9.1	Administration	10

9.2	Participants’ Statements	10

9.3	Records Conclusive	10

9.4	Costs	11

9.5	Dispute	11

9.6	Participant Instructions	11

.	SECTION 10. LIMITATION OF RIGHTS OF THE EMPLOYEE

10.1	Plan Does Not Affect Employment	11

10.2	Tax Consequences	12

10.3	No Liability	12

SECTION 1.

PURPOSE AND EFFECTIVE DATE

1.1	Purpose

The purposes of this Plan are to encourage Employees to own shares of the Company, to motivate Employees to maximize Company performance and to think and act as shareholders and to provide an opportunity for all eligible Employees to participate in the performance of the Common Shares.

1.2	Effective Date

This Plan amends and restates the Manulife Financial Corporation Global Share Ownership Plan dated January 1, 2001 as of June 1, 2018. All Personal Accounts, beneficiary designations, elections as to Regular Contributions are valid and shall continue in effect until revoked, changed or terminated in accordance with the Plan.

SECTION 2.

INTERPRETATIONS AND DEFINITIONS

2.1	Definitions

In this Plan, unless the context otherwise requires, the following terms shall have the following meanings:

“Additional Contributions” means Matching Contributions and Special Contributions;

“Beneficiary” means any person or other entity which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Company or Plan Administrator to receive the Common Shares held in the Participant’s Personal Account to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such Common Shares;

“Common Shares” means the issued and outstanding common shares in the capital of the Company;

“Company” means Manulife Financial Corporation;

“Eligible Earnings” means the amount of remuneration paid to a Participant for service rendered by such Participant to the Employer, including:

(a)	Base salary; and

(b)

For Participants employed by an Employer outside of Asia, any commissions paid to field office representatives (includes (i) in Canada, account/sales managers, specialists and administrative staff, and (ii) in the United States, associates, specialists, non-sales managers and administrative staff) and referred to as commissions by the taxation authority having jurisdiction over the Participant.

But excluding:

(c)	Overtime and holiday premium pay;

(d)	Bonuses paid in lieu of salary increase;

(e)	Payments made pursuant to the Annual Incentive Program for officers or the Variable Incentive Program for staff;

(f)

Any amount payable by the Employer on behalf of the Employee hereunder or under any other form of employee trust, benefit or insurance plan maintained by the Employer under which the Employee participates;

(g)	Remuneration for personal production;

(h)	Payments under any mid-term and long-term incentive plans, deferred compensation plans or share based compensation arrangements such as the Company’s Executive Stock Option Plan;

(i)	Severance pay, salary continuance payments or other payments in lieu of notice of termination of employment;

(j)	Reimbursed expenses;

(k)	Special Contributions; and

(l)	Other bonuses and extra forms of personal compensation not included in (a) and (b) above.

“Employee” means a regular full-time or part-time employee of the Company or of any Subsidiary who is eligible to participate in the group benefit plans offered by The Manufacturers Life Insurance Company or any other Subsidiary as the case may be;

“Employer” means, with respect to an Employee, the Company or any Subsidiary which is the employer of such Employee;

“Employment Termination” means the termination of the Participant’s employment with the Employer regardless of whether the Participant’s employment with the Employer is terminated with or without cause, lawfully or unlawfully;

“Market Place” means any of (i) the Toronto Stock Exchange for any Participant paid in Canada in Canadian dollars, (ii) the New York Stock Exchange for any Participant who is not paid in Canada or in Canadian dollars, or (iii) any other exchange on which the Common Shares are listed for trading as determined by the Company from time to time;

“Market Price” means the weighted average of the aggregate purchase price of Common Shares purchased on any particular day or successive Business Days, on the applicable Market Place;

“Matching Contributions” means cash contributions as set forth in Section 4.1(b);

“Notice of Change” means the notice given by the Participant to the Plan Administrator to change Regular Contributions, in a form determined by the Company from time to time;

“Notice of Termination” means the notice delivered by the Participant or his or her Beneficiary, successors or personal representatives to terminate participation in the Plan, in a form determined by the Company from time to time;

“Notice of Withdrawal” means the notice given by a Participant to the Plan Administrator to withdraw cash, Common Shares or proceeds from the sale of Common Shares in accordance with the provisions of Section 6.3, in a form determined by the Company from time to time;

“Participant” means an Employee who is enrolled in the Plan in accordance with the terms and conditions described in Section 3.1;

“Pay Close Date” means the date determined by the Participant’s Employer as being the cutoff date for a Pay Date;

“Pay Date” means the date on which a Participant is paid Eligible Earnings;

“Personal Account” means an account maintained by the Plan Administrator in the name of a Participant to account for Regular Contributions and Additional Contributions;

“Plan” means the Global Share Ownership Plan described herein as amended and restated from time to time;

“Plan Administrator” means each of the Group Retirement Services of The Manufacturers Life Insurance Company and Buck or such other administrators that may be duly appointed by the Company from time to time;

“Quarterly Period” means January 1 through and including March 31; April 1 through and including June 30; July 1 through and including September 30; or October 1 through and including December 31 in any fiscal year;

“Regular Contributions’’ means cash contributions as set forth in Section 4.1(a);

“Special Contributions” means cash contributions as set forth in Section 4.3;

“Subsidiary” means a direct or indirect subsidiary of the Company that has been included under this Plan as determined by the Company from time to time and set forth on a list maintained by Global Performance & Rewards or such other department of the Company that has global responsibility for the Plan;

“Termination Date” means a Participant’s last day of active employment with an Employer on an Employment Termination and does not include any period of statutory, contractual, common law, civil law or other notice of termination of employment or any period of salary continuance, severance or deemed employment.

2.2	Sections and Headings

The division of this Plan into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the Plan.

2.3	Extended Meanings

Where the context so requires, words importing the singular number include the plural and vice-versa, and words importing the masculine gender include the feminine and neuter genders.

2.4	Applicable Law

The Plan shall be governed by and construed in accordance with the laws, but not the choice of law rules, of the Province of Ontario and the federal laws of Canada applicable therein.

2.5	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company, the Subsidiaries and Participants, including without limitation, Beneficiaries, the estate of such Participants and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

2.6	Nontransferability; Beneficiaries.

No Common Shares or cash allocated to a Participant’s Personal Account shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation. Each Participant may designate a beneficiary to be assigned the Common Shares and cash held in such Participant’s Personal Account at the time of the Participant’s death. If a deceased Participant has named no Beneficiary, any Common Shares and cash held in the Participant’s Account at the time of death shall be transferred as provided in the Participant’s will or by the laws of descent and distribution.

SECTION 3.

ELIGIBILITY AND ENROLMENT

3.1	Employees Eligible

All Employees are eligible to become Participants other than:

(a)	Employees who are subject to a collective bargaining agreement which does not contemplate participation in the Plan; and

(b)	Employees of a position or level that has been excluded from participation in the Plan by Global Performance & Rewards,

3.2	Enrolment Form

An Employee shall become a Participant by submitting a completed enrolment form to the Plan Administrator in the form determined by the Company from time to time. Enrolment shall be effective on the Pay Close Date next occurring after the Employee submits his or her enrolment form. Submission of a completed enrolment form shall cause the Participant to be bound by the terms and conditions of the Plan.

3.3	Transferred Employees

(a)

Transfer to ineligible Subsidiary. If a Participant becomes an employee of a subsidiary of the Company that is not a Subsidiary, the Participant shall have a Termination as set out in Section 7.1 hereof.

(b)

Transfer to new country. If a Participant permanently transfers to an Employer in a different country, the Participant’s existing Personal Account will continue in effect but no further contributions will be made to such Personal Account. The Participant must open a new Personal Account for the new country of residence by completing a new enrolment form and submitting it to the Plan Administrator, and such Personal Account will be subject to the rules and currency applicable in that country. A Participant remaining on his or her home country payroll as an expatriate will continue to participate using his or her existing Personal Account.

SECTION 4.

CONTRIBUTIONS

4.1	Regular Contributions

(a)

Regular Contributions. Any amount contributed to the Plan as elected by a Participant, in whole multiples of 1%, to a maximum of 5% of the Participants’ Eligible Earnings. All Regular Contributions shall be made by payroll deduction only. No lump sum Regular Contributions are permitted.

(b)

Matching Contributions. An amount contributed to a Participant’s Personal Account equal to a specified percentage of such Participant’s Regular Contributions up to a maximum yearly amount for each country as determined by the Company and the Employer from time to time.

4.2	Change in Amount of Regular Contributions

(a)

A Participant may change the amount of Regular Contributions by submitting a Notice of Change to the Plan Administrator. Such change shall be effective on the first Pay Close Date by which the Company has received the Notice of Change or if not practicable, such later Pay Date as determined by the Company;

(b)	A Participant may suspend Regular Contributions at any time prior to a Pay Close Date by providing a Notice of Change to the Company; and

(c)	Regular Contributions will be automatically suspended while a Participant is on unpaid leave of absence.

4.3	Special Contributions

Special Contributions may be contributed to a Participant’s Personal Account in connection with an employee recognition program offered by the Company and the Employer in their sole discretion and on such terms and conditions as they may determine from time to time. The contribution of a Special Contribution to a Participant’s Personal Account shall neither entitle such Participant to receive, nor preclude such Participant from receiving, any subsequent Special Contribution.

4.4	Payment of Contributions to Plan Administrator

The Participant shall authorize the Employer to transfer to the Plan Administrator all of his or her Regular Contributions by participating in the Employer’s payroll deduction program instituted for the purposes of this Plan. The Employer shall transfer all Regular Contributions along with Additional Contributions to the Plan Administrator who, upon receipt of all such amounts, shall, in accordance with the provisions of Section 4.4 herein, invest such Regular Contributions along with the corresponding Additional Contributions on behalf of the Participant.

4.5	Market Place and Terms of Purchase of Common Shares

Upon receipt of Regular Contributions or Additional Contributions the Plan Administrator shall purchase Common Shares. All purchases by the Plan Administrator shall be made as agreed by the Company and the Plan Administrator, and the Plan Administrator shall control the time, amount and manner of all purchases of Common Shares. The price for the purchase of the Common Shares shall be the Market Price. The Plan Administrator shall purchase Common Shares through the Market Place.

4.6	Allocation of Common Shares Purchased

After each purchase of Common Shares pursuant to Section 4.4, the Plan Administrator shall allocate to each Participant’s Personal Account, on a full or fractional share basis, together with any income earned on such Common Shares, as appropriate, the proportionate number of Common Shares acquired pursuant to Section 4.4 herein. Prior to such allocation, all Common Shares purchased on behalf of Plan Participants (together with all income earned on such shares) shall be held by the Plan Administrator.

4.7	Dividends Reinvested

The Plan Administrator shall reinvest all dividends payable on all Common Shares held for a Participant’s Personal Account in the Plan, subject to applicable taxes, and upon purchase of Common Shares thereunder, same shall be allocated to each Participant’s Personal Account based on the amount of dividends received or deemed to have been received by the Participant based on the Participant’s interest in Common Shares.

4.8	Commissions

Brokerage commissions, transfer taxes and other charges or expenses of the purchase of Common Shares shall be paid by the Company. Brokerage commissions, transfer taxes and other charges or expenses of the sale or transfer of Common Shares shall be paid by the Participants.

4.9	Currency Conversion

Regular Contributions and Additional Contributions which are received by the Plan Administrator in a currency other than the currency which will be used to purchase Common Shares on the applicable Market Place shall be converted by the Plan Administrator into the purchasing currency at the “best customer” rate of exchange in effect on the date of receipt.

SECTION 5.

REGISTRATION AND VOTING OF COMMON SHARES

5.1	Registration

Common Shares purchased by the Plan Administrator under this Plan shall be registered in the name of the Plan Administrator or its nominee.

5.2	Voting

Whole Common Shares allocated to a Participant’s Personal Account shall be voted by the Participant, in accordance with the provisions of the Insurance Companies Act and applicable securities legislation.

SECTION 6.

WITHDRAWALS FROM PERSONAL ACCOUNT

6.1	Withdrawals

Subject to Section 7.1, a Participant may make withdrawals from a Personal Account only as provided for in this Section 6.

6.2	Permitted Withdrawals

A Participant may withdraw all or any part of the Common Shares in a Personal Account and/or sell all of the Common Shares in a Personal Account and withdraw the cash realized therefrom in accordance with this Section 6.

6.3	Notice of Withdrawal

In order to initiate a withdrawal, a Participant shall submit to the Plan Administrator a Notice of Withdrawal in the form agreed upon by the Plan Administrator and the Company from time to time. The Notice of Withdrawal shall state whether the Participant desires (a) cash or electronic funds transfer from an immediate sale of Common Shares; (b) cash or electronic funds transfer from a sale of Common Shares at the next sale executed by the Plan Administrator; (c) share certificates representing the Common Shares or (d) a transfer of the Common Shares to another account of the Participant.

6.4	Currency Conversion

As agreed to between the Company and the Plan Administrator, funds being withdrawn by a Participant may be converted from the currency in the Personal Account to another currency. Such conversion shall occur at the rate of exchange in effect on the date of any transfer funds.

6.5	Suspension of Matching contributions

Matching contributions to a Participant’s Personal Account will be suspended for a period of six months from the date of a withdrawal if the Participant makes a withdrawal (i) within 365 days of enrolling in the Plan or (ii) within 365 days of the Participant’s last withdrawal from his or her Personal Account. The Company may, acting in its sole discretion, agree to waive the suspension in a case of undue hardship.

SECTION 7.

TERMINATION OF PARTICIPATION

7.1	Effect of Employment Termination of Participation in the Plan or Employment

In the event of an Employment Termination:

(a)

The Participant or his or her successors, assigns or personal representatives shall within 90 days of the Termination Date submit a Notice of Termination to the Plan Administrator together with any additional documentation required by the Plan Administrator for all the Common Shares maintained in the Personal Account of such Participant in which event the provisions of Sections 6.3 and 6.4 shall apply with all necessary consequential amendments.

(b)	Regular Contributions and Matching contributions shall cease as of the Participant’s Termination Date.

(c)	The Employee’s enrolment under the Plan shall terminate concurrently with the withdrawal of Common Shares and cash.

(d)

In the event of death, Plan membership terminates. The Plan Administrator will close the Personal Account upon receipt of proof of death and direction from the estate on share withdrawal together with any additional documentation required by the Plan Administrator.

7.2	Compulsory Sale

In the event that a Participant does not submit a Notice of Termination within the 90 day period as required under Section 7.1(a), the Company shall notify the Plan Administrator and, unless otherwise directed, sell the Common Shares of the Participant at the next executed sale and mail a cheque for the proceeds less applicable withholding taxes to the Participant’s last known home address.

SECTION 8.

AMENDMENT AND TERMINATION OF PLAN

8.1	Company May Amend or Terminate Plan

The Company may at any time or from time to time amend or terminate this Plan in whole or in part: provided however, that the Company may not amend or terminate this Plan in a manner which would deprive a Participant of any benefits that have accrued on or prior to the date of amendment or termination or which would cause or permit any Common Shares or cash to revert to or become the property of the Company which have been allocated to a Participant’s Personal Account.

8.2	Distribution Upon Termination

Should the Plan be terminated, all Common Shares and cash in the Participant’s Personal Account shall be delivered and paid to the Participant or as directed by the Participant, within sixty (60) calendar days of the termination of the Plan.

SECTION 9.

ADMINISTRATION

9.1	Administration

The Plan Administrator shall administer the Plan. The Company shall be responsible for interpreting the terms of the Plan and directing the Plan Administrator. The Company may adjust the administration of the Plan as necessary to comply with country specific legal and compliance requirements.

9.2	Participants’ Statements

The Plan Administrator shall deliver to each Participant a statement setting forth the status of the Participant’s Personal Account as of the end of a specified period at least once per year or as required by applicable law. Any statements or forms which may be required by a Participant in filing its income tax return will be issued with the Participant’s statement or distributed separately.

9.3	Records Conclusive

Records of the Plan Administrator will be prima facie conclusive as to all matters involved in administration of the Plan.

9.4	Costs

Unless otherwise provided for herein, all costs and expenses of administering the Plan, including the Plan Administrator’s compensation, shall be paid by the Company or the Employers.

9.5	Dispute

In the event of a dispute as to the interpretation of the Plan, the decision of the Company shall be binding on the Participants and the Plan Administrator.

9.6	Participant Instructions

Participants authorize the Plan Administrator to accept written instructions submitted electronically to change contributions, make withdrawals from their Personal Accounts or terminate their participation in the Plan, including written instructions requiring an original signature. Each Participant indemnifies and holds harmless the Company, their Employer and the Plan Administrator in the event of any loss or damage suffered by such Participant as a result of the Plan Administrator relying upon written instructions in accordance with this provision.

SECTION 10.

LIMITATION OF RIGHTS OF THE EMPLOYEE

10.1	Plan Does Not Affect Employment

This Plan is a voluntary program on the part of the Company and the Subsidiaries and shall not constitute a consideration for or an inducement to or condition of the employment of any Employee. Nothing contained in the Plan shall give any Employee, whether a Participant or not, the right to be retained in the service of the Company or its subsidiaries or shall interfere with the right of the Company or its subsidiaries to discharge any Employee, whether a Participant or not, at any time. Enrolment in the Plan shall not give any Participant or beneficiary of a Participant any right or claim to any benefit except to the extent provided for in the Plan.

10.2	Tax Consequences

It is the responsibility of the Participant to complete and file any tax returns which may be required under applicable tax laws within the time periods specified in those laws as a result of the Participant’s participation in the Plan. Neither the Plan Administrator nor the Company or its subsidiaries may be held responsible for any tax consequences to the Participant as a result of the Participant’s participation in the Plan. Each Employer is authorized to deduct or withhold from any amount payable or credited to a Participant hereunder or from such Participant’s regular remuneration from the Employer such taxes and other amounts as it may be required by applicable law to deduct or withhold and to remit such amounts to the applicable governmental authority as required by law.

10.3	No Liability

None of the Company, its subsidiaries or the Plan Administrator shall be liable to any Employee for any loss resulting from a decline in the market value of any Common Shares bought by the Plan Administrator on behalf of a Participant. None of the Company, its subsidiaries or the Plan Administrator shall be liable to any Employee for any change in the Market Price of Common Shares between the time a Participant authorizes the sale of Common Shares and the time such sale takes place. None of the Company, its subsidiaries or the Plan Administrator shall be liable to any Employee for any change in relative values of currencies or for any losses resulting from foreign exchange transactions.

MANULIFE FINANCIAL CORPORATION

Per:	/s/ Pamela O. Kimmet
	Name:	Pam Kimmet
	Title:	Chief Human Resources Officer